UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 6, 2010

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                       001-13835                                  39-1661164
 (State or Other Jurisdiction     (Commission file Number)        (IRS Employer
       of  Incorporation)                                                                     Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL                    60061
     (Address of Principal Executive Offices)                              (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01                           Other Events

On May 6, 2010, the Board of Directors of Applied NeuroSolutions, Inc. (the “Company”) determined that the Company’s recent efforts to raise funds necessary for the continuation of active operations have not been successful, and therefore took action to cease day-to-day operations, effective immediately.  In connection with such decision by the Board, the Company’s Chief Executive Officer, Craig S. Taylor PhD., resigned as an officer and director, effective immediately, and the Board terminated the Company’s one other full-time employee.

  David Ellison, formerly the CFO of the Company, will serve as a consultant to the Company in the capacity of acting CEO and CFO.  The Company’s Board of Directors, along with Mr. Ellison, will continue to explore and evaluate options for raising additional funds to resume operations to conduct the Company’s business on a “virtual” basis, or to permanently shut down the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of May 2010.

APPLIED NEUROSOLUTIONS, INC.

By: /s/ Ellen R. Hoffing
Ellen R. Hoffing
Chairperson of the Board